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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------

        Date of Report (Date of earliest event reported): AUGUST 7, 1997
                                                          --------------

                       SUMMIT PROPERTIES PARTNERSHIP, L.P.
               (Exact name of Registrant as specified in charter)


        DELAWARE                        0-22411                56-1857809
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission file number)      (IRS employer
     of incorporation)                                      identification no.)


             212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (704) 334-9905
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS


         Summit Properties Partnership, L.P. (the "Partnership") anticipates completion of the offering of $25,000,000 aggregate principal amount of its 6.80% Notes due 2002 (the "2002 Notes"), $50,000,000 aggregate principal amount of its 6.95% Notes due 2004 (the "2004 Notes") and $50,000,000 aggregate principal amount of its 7.20% Notes due 2007 (the "2007 Notes" and, together with the 2002 Notes and the 2004 Notes, the "Notes") on August 12, 1997. The offering of the Notes will be made pursuant to a Prospectus Supplement dated August 7, 1997 relating to the Prospectus dated July 29, 1997 which was originally filed with the Partnership's shelf registration statement on Form S-3 (file no. 333-25575).

         The 2002 Notes will bear interest at 6.80% per annum and will mature on August 15, 2002. The 2004 Notes will bear interest at 6.95% per annum and will mature on August 15, 2004. The 2007 Notes will bear interest at 7.20% per annum and will mature on August 15, 2007. The Notes will bear interest from August 12, 1997 or from the immediately preceding Interest Payment Date (as defined below) to which interest had been paid, payable semi-annually in arrears on August 15 and February 15 of each year, commencing February 15, 1998 (each, an "Interest Payment Date"), to the persons in whose name the Notes are registered in the security register on the preceding August 1 or February 1, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The Notes may be redeemed at any time at the option of the Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in Supplemental Indenture No. 1 referenced below), if any, with respect to such Notes.

         The Notes will be issued under an Indenture and Supplemental Indenture No. 1 between the Partnership and First Union National Bank, as Trustee. The underwriting discount for the 2002 Notes will be .600% and the price to the public will be 99.940% of the principal amount of the 2002 Notes. The underwriting discount for the 2004 Notes will be .625% and the price to the public will be 99.764% of the principal amount of the 2004 Notes. The underwriting discount for the 2007 Notes will be .650% and the price to the public will be 99.830% of the principal amount of the 2007 Notes.

         The anticipated net proceeds to the Partnership from the sale of the Notes will be approximately $123.7 million. The Partnership intends to use the net proceeds to repay borrowings under its unsecured credit facility.

         Delivery of the Notes is expected to be made on August 12, 1997 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.
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ITEM 7.  FINANCIAL STATEMENTS


EXHIBIT NUMBER                      EXHIBIT

     1.1 Definitive Underwriting Agreement, dated August 7, 1997, relating to the 6.80% Notes due 2002, the 6.95% Notes due 2004 and the 7.20% Notes due 2007.

     4.1 Definitive Indenture, dated as of August 7, 1997, between Summit Properties Partnership, L.P. and First Union National Bank.

     4.2 Form of Supplemental Indenture No. 1, between Summit Properties Partnership, L.P. and First Union National Bank, including forms of the 6.80% Note due 2002, the 6.95% Note due 2004 and the 7.20% Note due 2007.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                     SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                     By:  SUMMIT PROPERTIES INC., its general
                                          partner


Dated: August 11, 1997               By:  /s/ MICHAEL L. SCHWARZ
                                          --------------------------------------
                                          Michael L. Schwarz
                                          Executive Vice President
                                          Chief Financial Officer